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                                 Exhibit 10.4
                                                                          FINAL

                        CONSULTING MANAGEMENT AGREEMENT

                  THIS CONSULTING MANAGEMENT AGREEMENT (hereinafter referred to as the "Agreement") made as of the 17th day of September, 1992, by and between WLD ENTERPRISES, INC., a Florida corporation (hereinafter referred to as "Manager") and WESCOURT GROUP, INC., a Delaware corporation (hereinafter referred to as the "Company").

                              W I T N E S S E T H:

                  WHEREAS, the Company believes that it is in the best interests of the Company to retain Manager to provide consulting services to the Company and to advise on financial and operating matters on an ongoing basis; and
                  WHEREAS, the Company and Manager desire to set forth the terms and conditions pursuant to which Manager will be retained by the Company;

                  NOW, THEREFORE, in consideration of the mutual convenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                  1. RETENTION; TERMS. The Company hereby offers to retain Manager as a consultant and Manager hereby accepts such offer of retention as a consultant, upon the terms and conditions hereinafter set forth, for a term commencing on the date hereof and terminating five (5) years from such date; provided, however, that Manager of the Company (by majority vote of the Board of Directors of the Company) may terminate this Agreement at any time upon ninety (90) days written notice. No other termination of this Agreement shall be permitted, the parties specifically recognizing and agreeing that the only circumstances in which this Agreement may be terminated prior to the end of its five (5) year term are set forth in the immediately preceding sentence.

                  2. DUTIES AND AUTHORITY OF MANAGER.

                  (a) General Duties. Subject to the terms and conditions set forth herein and



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the authority of the officers and directors of the Company to make decisions for the Company, Manager shall, at the request of the Board of Directors of the Company, provide consultation with respect to the operation and management of the Company. The Company acknowledges and agrees that Manager shall have the right to engage in other business activities; provided, however, that Manager agrees not to engage in any other business activity which unreasonably and substantially interferes with its ability to discharge its duties hereunder during the term of this Agreement. Manager shall at all times during the term of this Agreement use its best efforts to provide services hereunder so as to maximize the profitability of the Company. Without limiting the generality of the foregoing, Manager shall be available for consultation to the Company with respect to the following matters:

                    (i) Employment of Personnel. Manager shall, at the request of the Board of Directors of the Company, consult with the Company in exercising due care in the selection and supervision of Company personnel. Manager shall, at the request of the Board of Directors of the Company, consult with the Company in its negotiation of all necessary labor agreements relating to employees employed by the Company. Additionally, Manager shall, at the request of the Board of Directors of the Company, consult with the Company with respect to the preparation and filing of all necessary forms for disability insurance, hospitalization and group life insurance, unemployment insurance, withholding taxes and social security taxes and all other forms required by any Federal, state, municipal or other governmental authority or by any labor union agreement.

                    (ii) Agreements. Manager shall, at the request of the Board of Directors of the Company, consult with the Company in the negotiation and execution on behalf of and in the name of the Company of such agreements as the Company deems necessary or advisable for the furnishing of goods and services necessary for the operation of the Company.

                    (iii) Collections and Disbursements; Operating Accounts.
               Manager shall, at the request of the Board of Directors of the Company, consult with the Company in the submission of bills to the Company's customers,



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               and shall consult in connection with the collection of all revenues generated by or in connection with the Company.

                    (iv) Compliance with Law. Manager shall, at the request of the Board of Directors of the Company, consult with the Company in connection with any and all actions as may be necessary to comply with any and all orders or requirements affecting the Company of any Federal, state, county or municipal authority having jurisdiction thereover.

                    (v) Records and Reports. Manager shall, at the request of the Board of Directors of the Company, consult with the Company regarding the maintenance of a comprehensive system of office records, books and accounts which such records, books and accounts shall be maintained at the principal offices of the Company.

                    (vi) Legal Actions. Manager shall, at the request of the
               Board of Directors of the Company, consult with the Company regarding any and all legal actions or proceedings it deems necessary or advisable to protect and maintain the Company as a commercially profitable enterprise.

                    (vii) Insurance. Manager shall, at the request of the Board of Directors of the Company, consult with the Company as to all forms of insurance required by law or needed adequately to protect the Company and its properties, whether owned or leased by it, including, but not limited to public liability insurance, environmental liability insurance, if available, fire and extended coverage insurance and burglary and theft insurance. Manager shall, at the request of the Board of Directors of the Company, consult with the Company with respect to the prompt investigation and filing of full timely written reports to the insurance companies as to all accidents and claims for damages to the ownership, operation and maintenance of the Company's properties and business and shall, at the request of the Board of Directors of the Company, consult with the Company with respect to the preparation of any and all reports required by any insurance company in connection therewith.

                    (viii) Taxes. Manager shall, at the request of the Board of
               Directors of the Company, consult with the Company regarding the payment of


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               all taxes, personal and real, and assessments properly levied with respect to the Company.

               3. MANAGEMENT FEE.

                  (a) The Company shall pay to Manager as compensation for services rendered hereunder, the amounts set forth below which correspond to the relevant period:

        ------------------------------------------------------------------------
                          Period                                Annual Fee
        ------------------------------------------------------------------------
        first 12 months after execution of this Agreement        $120,000
        ------------------------------------------------------------------------
        second 12 months after execution of this Agreement       $140,000
        ------------------------------------------------------------------------
        thereafter                                               $160,000
        ------------------------------------------------------------------------

Such payments shall be made in monthly installments, in arrears, on the fifth
(5th) day of the first month following the execution of the Agreement.

                  (b) In addition to the management fee described above, and in recognition of the fact that certain costs and expenses paid or incurred by Manager will be paid or incurred in the best interests of and on behalf of the Company, the Company hereby agrees to reimburse Manager for all of the costs and expenses paid or incurred by Manager on behalf of the Company; provided such expenditures are reasonable in amount and are directly related to the performance of services hereunder. The calculation of the expense reimbursement amount shall be made jointly by the Company and Manager, or their designated representatives. Such calculation shall be made at least as often as quarter-annually (or more often if the parties so decide), for the periods ending March 31, June 30, September 30, and December 31.

                  (c) All payments required hereunder shall be made no later than the fifth (5th) day following the close of the month or quarter-annual period to which such payment relates; however, the parties may mutually agree to make such payments on any date prior to such fifth (5th) day.

               4. REVENUES. All revenues generated by or with respect to the Company shall accrue solely to the Company and shall be its property.



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               5. RELATIONSHIP BETWEEN THE COMPANY AND MANAGER. This Agreement
is not intended to create nor shall it be construed as creating any relationship between the Manager and the Company other than that of independent contractor, nor shall either party hereof be liable for the debts of another.

               6. ASSIGNMENT. The Company shall not, without the prior written consent of Manager, assign any of the Company's rights or obligations under this Agreement, whether by operation of law or otherwise. Manager may assign its rights and obligations under this Agreement to any successor in interest in its sole discretion. Regardless of any assignment of Manager's rights or obligations hereunder, Manager shall remain responsible for all of the obligations undertaken by it pursuant to this Agreement.

               7. INDEMNIFICATION. The Company will indemnify Manager from all suits for damages in connection with the management and operation of the Company, other than suits for damages relating to willful misconduct, gross negligence or fraud on the part of the Manager.

               8. ACTIONS BY BOARD OF DIRECTORS OF COMPANY. Except for the termination of this Agreement by a majority of the members of the Board of Directors of the Company as set forth in Section 1 hereof, all actions of the Board of Directors hereunder shall be effective only upon the vote of four-fifths of all of the members of the Board of Directors.

               9. REPRESENTATIONS AND WARRANTIES.

                  (a) Manager hereby represents and warrants to the Company as follows:

                       (i) Manager is a corporation duly organized and existing in good standing under the laws of the State of Florida and is duly qualified to do business wherever necessary to carry on its present business and operations;

                       (ii) this Agreement has been duly authorized by all necessary corporate action on the part of Manager, does require shareholder approval or the approval of, or the giving of notice to, any Federal, state, local or foreign governmental




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               authority and does not contravene any law or certificate or the
               Articles of Incorporation or By-Laws of Manager, or any other agreement, indenture or instrument to which Manager is a party or by which Manager may be bound; and

                           (iii) this Agreement has been duly executed and delivered by an authorized officer of the Company and constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with its terms.

               10. NOTICES. All notices or demands of any kind which either party may be required or may desire to serve upon the other party under the terms of this Agreement shall be in writing and shall be served upon such other party (as an alternative to personal service upon such other party) by leaving a copy of such notice or demand, addressed to such other party, at the address set forth below, whereupon service shall be deemed complete, or by mailing a copy thereof by registered or certified mail, postage prepaid and return receipt requested, addressed as follows:


            If to Company:     Wescourt Group, Inc.
                               2401 River Road
                               Grand Junction, Colorado 81505

            With a copy to:    Otten, Johnson, Robinson, Neff & Ragonetti, P.C.
                               1600 Colorado National Building
                               950 Seventeenth Street
                               Denver, Colorado 80202
                               Attn:  Blair L. Lockwood, Esq.


            If to Manager:     WLD Enterprises, Inc.
                               One East Broward Boulevard
                               Suite 1101
                               Fort Lauderdale, Florida 33301

            With a copy to:    Greenberg, Traurig, Hoffman, Lipoff, Rosen  &
                               Quentel, P.A
                               1221 Brickell Avenue
                               Miami, Florida 33131
                               Attn:  Marshall R. Pasternack, Esq.


Any party may change its address for service of notice by like notice to the other party. In case of service by mail as aforesaid, the same shall be deemed complete at the expiration of the second day after the date of the mailing.



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                  11. LITIGATION EXPENSES AND ATTORNEYS' FEES. In the event of any action or proceeding between the parties to enforce the provisions of, or otherwise arising out of this Agreement, the unsuccessful party in such litigation shall pay to the successful party all costs and expenses incurred therein by such successful party, including, without limitation, reasonable attorneys' fees and costs, which costs, expenses and attorneys' fees shall be included in and made a part of any judgment or award rendered in such action or proceeding.
                  12. SUCCESSORS AND ASSIGNS.   Except as otherwise provided
herein, all of the terms of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties.

                  13. PARAGRAPH HEADINGS. The headings of the several paragraphs hereof are included only for convenience of reference and are not intended to govern, modify or aid in the construction of any provision of this Agreement.

                  14. SEVERABILITY. If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of any such provision in any other circumstances, or the validity or enforceability of this Agreement shall be construed as if such void, invalid or unenforceable provision had been stricken from this Agreement as of its effective date.

                  15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

                  16. VENUE. Manager and the Company agree that any action brought by Manager may be brought in the federal and Florida state courts serving the federal district and the Florida judicial circuit, respectively, wherein Dade or Broward Counties, Florida are located and that any action brought by the Company may be brought in the federal and Colorado state courts serving the federal district and the Colorado judicial circuit, respectively, wherein Mesa, Denver or Arapahoe Counties, Colorado are located.

                  17. ENTIRE AGREEMENT; MODIFICATIONS. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and there are no warranties, representations or agreements between them with respect thereto, except as contained herein. This Agreement may not be modified, amended or supplemented except by a writing signed by the party sought to be charged with such modification, amendment or supplement.


                    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, to be effective as of the day and year first above written.

                               WESTCOURT GROUP, INC., a Delaware Corporation

                               By:
                                   ----------------------------------------
                                   Keith Holder, President

                               WLD ENTERPRISES, INC., a Florida corporation

                               By:
                                   ----------------------------------------
                                   Douglas S. Luke
                                   President and Chief Executive Officer
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                               FIRST AMENDMENT TO
                        CONSULTING MANAGEMENT AGREEMENT



         THIS FIRST AMENDMENT TO CONSULTING MANAGEMENT AGREEMENT ("Amendment") is made as of March 12, 1997, by and between WLD Enterprises, Inc., a corporation formed under the laws of the state of Florida ("WLD"), and Wescourt Group, Inc., a corporation formed under the laws of the state of Delaware ("Wescourt"), to amend that certain Consulting Management Agreement dated September 17, 1992 (the "Original Agreement"). Capitalized terms that are not defined elsewhere in this Amendment shall have the meanings set forth in the Original Agreement.

                                    RECITALS

         A. Petroleum Holdings, Ltd., a Florida limited partnership ("PHL"), is the owner of one hundred percent (100%) of the issued and outstanding Series A Convertible Preferred Stock of Portfield Investments, Inc., a corporation formed under the laws of the state of Colorado ("Portfield"), which owns one hundred percent (100%) of the issued and outstanding shares of common stock of Petro-Mark Convenience Stores, Inc., a corporation formed under the laws of the state of Colorado.

         B. The WLD Trust, an Ohio testamentary trust and an affiliate of WLD and PHL, has issued its unconditional guaranty of payment in favor of Morgan Guaranty Trust Company of New York ("Morgan") in order to induce Morgan to execute an unsecured $4,500,000 loan to Portfield of even date herewith (the "Morgan Loan"), for the purpose of re-lending a portion of the proceeds of the Morgan Loan to Petro-Mark and re-lending the balance of the proceeds of the Morgan Loan to Wescourt.

         C. As additional consideration for the WLD Trust guaranty of the Morgan Loan and for the re-lending of the Morgan Loan proceeds to Wescourt and Wescourt's wholly-owned subsidiary, Wescourt has agreed to modify the Original Agreement as set forth in this Amendment.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth in this Amendment, WLD and Wescourt agree as follows:

         1.)      Section 1 of the Original Agreement, Retention; Terms., is
         hereby deleted in its entirety and the following inserted in lieu thereof:

                  "1. Retention; Terms.The Company hereby offers to retain Manager as a consultant and Manager hereby accepts such offer of retention as a consultant, upon the terms and conditions hereinafter set forth, for a term commencing on the date hereof and terminating on that date, if any, on which the Securities and Exchange Commission (the "SEC") has, under the Securities Act of 1933, as amended, declared effective a registration statement covering shares of the Company's common stock and shares of such common stock have been sold pursuant to such registration statement or any subsequent registration statement filed with the SEC and declared effective."



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         2.)      Section 3.(a) of the Original Agreement, Management Fee., is
hereby deleted in its entirety and the following inserted in lieu thereof:

                  "(a) The Company shall pay to Manager as compensation for services rendered hereunder, the amounts set forth below which correspond to the relevant period:

                                 Period                          Annual Fee
                                 ------                          ----------

         first 12 months after execution of this Agreement        $120,000
         second 12 months after execution of this Agreement       $140,000
         thereafter until the termination of this Agreement       $160,000

         In addition to the annual fee set forth above, the Company shall pay to Manager from March, 1997 through the retirement of the Morgan Loan the amounts set forth below:

                                                                  Monthly Fee
                                                                  -----------F
         during any month in which the principal amount of the
              Morgan Loan outstanding is $3,000,000 or more         $20,000
         during any month in which the principal amount of the
              Morgan Loan outstanding is greater than $2,000,000
              but less than $3,000,000                              $15,000
         during any month in which the principal amount of the
              Morgan Loan outstanding is greater than $1,000,000
              but less than $2,000,000                              $10,000
         during any month in which the principal amount of the
              Morgan Loan outstanding is less than $1,000,000       $ 5,000

         Such payments shall be made in monthly installments, in arrears, on the fifth (5th) day of each month with the first payment due and payable on the fifth (5th) day of the first month following the execution of this Agreement.

         3.) The parties reaffirm and restate to each other all of their respective representations, warranties and covenants made in the Original Agreement, and all of such representations, warranties and covenants remain true and correct as of the date of this Amendment.

         4.) The Original Agreement, as amended by this Amendment, contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all prior representations, agreements, covenants and understandings, whether oral or written, related to the subject matter of the Original Agreement.



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         IN WITNESS WHEREOF, the parties executed and delivered this Amendment as of the day and year specified at the beginning hereof.

Wescourt Group, Inc.,                          WLD Enterprises, Inc.,
   a Delaware corporation                         a Florida corporation




by:                                      by:
    --------------------------------         ----------------------------------
    Keith Holder, President                  Ronald A. Adelhelm, Vice-President



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